Wood Products, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

100,000,000 SHARES COMMON STOCK AUTHORIZED, $0.001 PAR VALUE

This certifies that                                                            CUSIP 978490 10 0

                                                                                                                                    SEE REVERSE FOR

is the owner of                                                                CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Wood Products, Inc.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended.  This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED

G.W. Watts                WOOD PRODUCTS, INC.                J. W. Watts

PRESIDENT                    CORPORATE SEAL                    SECRETARY

NEVADA

COUNTERSIGNED

PACIFIC STOCK TRANSFER COMPANY

500 E. Warm Springs Road, Suite 240

Las Vegas, NV 89119

By: _____________________________

AUTHORIZED SIGNATURES

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN BEEN  MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.